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                                                                      EXHIBIT 12

                             AMERICAN AIRLINES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)


                                                        1996            1997            1998            1999            2000
                                                       ------          ------          ------          ------          ------

Earnings:
   Earnings from continuing operations before
   income taxes and extraordinary loss
                                                       $  957          $1,287          $1,745          $1,054          $1,282

   Add:  Total fixed charges (per below)                1,076             995             906             989           1,068

   Less:  Interest capitalized                             10              19              97             111             143
                                                       ------          ------          ------          ------          ------
      Total earnings                                   $2,023          $2,263          $2,554          $1,932          $2,207
                                                       ======          ======          ======          ======          ======

Fixed charges:
   Interest                                            $  371          $  297          $  208          $  215          $  281

   Portion on rental expense representative
   of the interest factor                                 704             697             697             773             785

   Amortization of debt expense                             1               1               1               1               2
                                                       ------          ------          ------          ------          ------
      Total fixed charges                              $1,076          $  995          $  906          $  989          $1,068
                                                       ======          ======          ======          ======          ======

Ratio of earnings to fixed charges                       1.88            2.27            2.82            1.95            2.07
                                                       ======          ======          ======          ======          ======
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